SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              ---------------------

                         Date of report: August 11, 1999
                        (Date of earliest event reported)



                            SIRCO INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)


                  0-4465                                  13-2511270
          (Commission File No.)                        (I.R.S. Employer
                                                       Identification No.)


                             24 Richmond Hill Avenue
                           Stamford, Connecticut 06901
               (Address of principal executive offices; zip code)

                                 (203) 359-4100
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

               On August 11, 1999, Sirco International Corp., a New York corporation (the "Company"), consummated the disposition of certain of the Company's assets relating to its wholesale luggage division to Interbrand L.L.C., a Delaware limited liability company ("Interbrand"), pursuant to the terms of an Asset Purchase Agreement dated July 23, 1999 (the "Purchase Agreement") between the Company and Interbrand.

               The assets sold by the Company included the following items (the "Disposed Assets"): (i) all inventory related to the "Dunlop," "Perry Ellis," and "Action/Cherokee" lines of the Company's wholesale luggage business, (ii) all equipment and machinery used by the Company in its domestic wholesale luggage business, (iii) all rights of the Company under certain license agreements and equipment leases, and (iv) certain trademarks and trademark applications relating to the Company's domestic wholesale luggage business. The aggregate purchase price for the Disposed Assets was $596,994.94, which amount represented forty-five percent (45%) of the value of the inventory sold under the Purchase Agreement. Pursuant to the Purchase Agreement, Interbrand assumed certain liabilities related to the license agreements, equipment leases and other contracts assigned by Company to Interbrand.

               The sale by the Company of the Disposed Assets constitutes the sale of a significant portion of the Company's U.S. wholesale luggage operations, and will enable the Company to focus its resources on the continuing development of its portfolio of telecommunications and Internet businesses. Pursuant to the Purchase Agreement, the Company agreed not to compete with Interbrand in the U.S. wholesale luggage business for a period of five years, although the Company is permitted to manufacture and/or purchase for wholesale resale "Koosh" and "MTV" inventory until December 31, 1999 and to sell such inventory until June 30, 2000, and to manufacture, purchase for wholesale resale and/or sell "Gold's Gym" inventory until December 31, 2000, which periods coincide with the respective terms of the Company's trademark licenses for these goods.

               In connection with the transaction, Joel Dupre resigned from his positions as Chief Executive Officer and President of the Company. In addition, Richard Pyles, a Senior Vice President of the Company, and Eric Smith, the Vice President - General Manager of West Coast Distribution Center of the Company, were separated from employment with the Company. Mr. Smith also resigned as a director of the Company. The Company believes that each of these individuals will be employed by Interbrand, although it was not a condition of the transactions contemplated by the Purchase Agreement that Interbrand shall do so. On August 25, 1999, the Board of Directors of the Company appointed Paul H. Riss, the Chief Financial Officer of the Company, to the additional office of interim Chief Executive Officer of the Company.

               Pursuant to the Purchase Agreement, the Company has agreed to change its corporate name to a name that does not include the "Sirco" name in any form, although the Company can continue to do business in Canada under the name Sirco International (Canada) Limited until December 31, 2000. On August 25, 1999, the Board of Directors of the Company approved an amendment to the Company's Amended and Restated Certificate of Incorporation, subject to shareholder approval, to change the name of the Company to "Essex Network Services Corp."


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)           Financial Statements -- None

          (b)           Pro Forma Financial Information*

          (c)           Exhibits.  See Exhibit Index


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*       It is impracticable at this time for the Company to provide the required pro forma financial information with respect to the disposition of assets described under Item 2 above. The Company will file such information by amendment to this Current Report on Form 8-K as soon as practicable after the date hereof, but in any event within 60 days.

EXHIBIT INDEX

Exhibit
Number                                Exhibit Title
------                                -------------

  2. Asset Purchase Agreement dated July 23, 1999 between the Company and Interbrand L.L.C.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 1999


                                     SIRCO INTERNATIONAL CORP.
                                           (Registrant)


                                     By: /s/Paul H. Riss
                                         ----------------------------
                                         Paul H. Riss
                                         Chief Financial Officer